EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Vicon Industries, Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (No. 333-46841) and Form S-8 (Nos. 333-71410, 333-116361, 333-146749 and 333-198765) of Vicon Industries, Inc. of our report dated January 13, 2017, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
BDO USA, LLP

Melville, New York
January 13, 2017